UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 2, 2009

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

CMS ENERGY CORPORATION
1-9513	(A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

CONSUMERS ENERGY COMPANY
1-5611	(A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-12.(A)1
EX-12.(B)1
EX-12.(A)2
EX-12.(B)2
EX-12.(A)3
EX-12.(B)3
EX-99.1
EX-99.2
EX-99.3

Item 8.01. Other Events.
Each of CMS Energy Corporation (CMS Energy) and Consumers Energy Company (Consumers) is filing this Current Report on Form 8-K to revise its interim Consolidated Financial Statements that were filed with the United States Securities and Exchange Commission on April 30, 2009, July 30, 2009, and October 30, 2009.
CMS Energy’s and Consumers’ revised interim Consolidated Financial Statements reflect the impacts on prior interim periods of an opinion and order issued on November 2, 2009 (Rate Order) by the Michigan Public Service Commission (MPSC). The Rate Order authorized Consumers to increase its retail electric rates to produce an additional $139 million of annual revenue. Consumers had, under the provisions of Michigan law, previously self-implemented a retail electric rate increase effective in May 2009 in the annual amount of $179 million. The Rate Order requires Consumers to refund an amount equal to the difference between the revenues collected by application of the self-implemented rates and the revenues that would have been collected had the final authorized rates been in effect for the period of time the self-implemented rates were effective, together with interest as required by law. The Rate Order also adopted an uncollectible expense tracking mechanism, effective January 1, 2009, that will allow rates to be adjusted to collect or refund 80 percent of the difference between the level of uncollectible expense included in rates and actual uncollectible expense. The Rate Order, which contains a number of other findings, can be found at the MPSC’s website at http://efile.mpsc.state.mi.us (Case No. U-15645).
In accordance with the accounting rules that apply to certain adjustments of utility revenue under ratemaking processes, CMS Energy and Consumers have recorded the impacts of the Rate Order that are specifically identifiable with prior interim periods of the current year as adjustments to those periods. Accordingly, the exhibits attached to this Current Report on Form 8-K contain revised interim Consolidated Financial Statements for CMS Energy and Consumers that reflect a decrease of $6 million to net income for the three months ended September 30, 2009, an increase of $1 million to net income for the three months ended June 30, 2009, and an increase of $1 million to net income for the three months ended March 31, 2009. CMS Energy and Consumers have also revised Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) for the three months and nine months ended September 30, 2009. CMS Energy and Consumers considered the impacts of the adjustments on the first and second quarters of 2009 and have elected not to revise MD&A for those two periods, since the adjustments were not material and did not result in a material change to the discussion and analysis.
All other information in CMS Energy’s and Consumers’ quarterly reports on Form 10-Q remains unchanged. This Current Report on Form 8-K does not reflect events or developments that occurred after October 30, 2009 other than the receipt of the Rate Order and its related impacts on the Consolidated Financial Statements. The information in this Current Report on Form 8-K should be read in conjunction with CMS Energy’s and Consumers’ 2008 Annual Report.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
12(a).1	Ratios of Earnings to Fixed Charges (as revised) — CMS Energy, for the nine months ended September 30, 2009

12(b).1	Ratios of Earnings to Fixed Charges (as revised) — Consumers, for the nine months ended September 30, 2009

12(a).2	Ratios of Earnings to Fixed Charges (as revised) — CMS Energy, for the six months ended June 30, 2009

12(b).2	Ratios of Earnings to Fixed Charges (as revised) — Consumers, for the six months ended June 30, 2009

12(a).3	Ratios of Earnings to Fixed Charges (as revised) — CMS Energy, for the three months ended March 31, 2009

12(b).3	Ratios of Earnings to Fixed Charges (as revised) — Consumers, for the three months ended March 31, 2009

99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations and Consolidated Financial Statements (unaudited) (as revised) — for the three months and the nine months ended September 30, 2009

99.2	Consolidated Financial Statements (unaudited) (as revised) — for the three months and the six months ended June 30, 2009

99.3	Consolidated Financial Statements (unaudited) (as revised) — for the three months ended March 31, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2009	CMS ENERGY CORPORATION

	By:	/s/ Thomas J. Webb
Thomas J. Webb
Executive Vice President and Chief Financial Officer

Dated: December 9, 2009	CONSUMERS ENERGY COMPANY

	By:	/s/ Thomas J. Webb
Thomas J. Webb
Executive Vice President and Chief Financial Officer